UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

SENSUS HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37714	27-1647271
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 Broken Sound Pkwy., NW # 215, Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 922-5808

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.01	SRTS	Nasdaq Stock Market, LLC
Warrants to Purchase Common Stock (exp. June 8, 2020)	SRTSW	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SENSUS HEALTHCARE, INC.

FORM 8-K

CURRENT REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On June 4, 2019, Sensus Healthcare, Inc. (the “Company”) entered into Amendment No. 1 to Warrant Agreement with American Stock Transfer & Trust Company, LLC (the “Amendment”), which extends the exercise period of the outstanding warrants issued thereunder by an additional one year until June 8, 2020. The warrants were originally set to expire on June 8, 2019, which is the three-year anniversary of the closing of the Company’s initial public offering.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and which is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment No. 1 to Warrant Agreement, dated as of June 4, 2019, by and between the Company and the Sensus Healthcare, Inc. and American Stock Transfer & Trust Company, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSUS HEALTHCARE, INC.

Date: June 4, 2019	By:	/s/ Arthur Levine
Arthur Levine
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 1 to Warrant Agreement, dated as of June 4, 2019, by and between the Company and the Sensus Healthcare, Inc. and American Stock Transfer & Trust Company, LLC.